NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS
SECOND QUARTER RESULTS

OLNEY, MARYLAND, July 19, 2007 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the second quarter of 2007 of $8.2 million ($.51 per diluted share) compared to $8.1 million ($.54 per diluted share) for the second quarter of 2006 and $7.5 million ($.49 per diluted share) for the linked quarter of 2007. Net income for the quarter includes after-tax merger costs of $0.4 million ($.02 per diluted share). The consolidated results of operations for CN Bancorp, Inc. (“County”) and its subsidiary, County National Bank, of Glen Burnie, Maryland, are included subsequent to the close of business on May 31, 2007. On the date of purchase, County had total loans of $99 million, total earning assets of $150 million, and total deposits of $139 million.

Net income for the six-month period ending June 30, 2007 totaled $15.7 million ($1.00 per diluted share) compared to $16.4 million ($1.10 per diluted share) for the prior year period, a 4% decrease. Net income for the year-to-date includes after-tax merger costs of $0.7 million ($.04 per diluted share) for the County acquisition mentioned above and the acquisition of Potomac Bank of Virginia (“Potomac”), which was completed in the first quarter of 2007.

“The costs associated with closing two mergers during the first half of 2007 should now be entirely behind us as we move into the second half of the year with good momentum and an expanded platform in two new markets,” said Hunter R. Hollar, President and Chief Executive Officer of Sandy Spring Bancorp. “Competition for deposits and loans remains intense throughout our service areas, but we believe we are well positioned to produce solid growth in both categories over the balance of the year. We experienced an increase in non-performing assets this quarter to 0.71% of total assets, primarily due to one borrower. We believe we are well secured on this loan and do not expect a loss. For years, our charge-offs and non-performing loans have been exceptionally low. However, the growth of the portfolio during the last several years as well as the nature of commercial loans and real estate development loans makes it inevitable that we will experience an occasional increase in non-performing assets, as we have this quarter. We believe, however, that credit quality will continue to be a strength of Sandy Spring Bank.”

“As expected, our net interest margin in the quarter held up nicely at 4.08% and our noninterest income growth remained strong. We continue to focus on more diligent expense management as we enter the second half of the year and are poised to execute on a formal efficiency project now that the majority of our integration efforts are complete.”

Sandy Spring Bancorp’s return on average stockholders’ equity was 11.45% for the second quarter of 2007, compared to 14.34% for the same period in the prior year. Return on average assets for the second quarter of 2007 was 1.10%, compared to 1.27% for the second quarter of 2006.

For the first six months of 2007, return on average stockholders’ equity was 11.69%, compared to 14.79% for the first six months of 2006. Return on average assets for the first six months of 2007 was 1.11%, compared to 1.31% for the first six months of 2006.

Comparing June 30, 2007 balances to June 30, 2006, total assets increased 20% to $3.1 billion due mainly to the County and Potomac acquisitions together with steady growth in the commercial loan portfolio. Total loans and leases increased 21% to $2.2 billion compared to the prior year. The two acquisitions accounted for approximately 77% of the year-over-year loan growth. Excluding these acquisitions, the loan portfolio increased 5% over the second quarter of the prior year. This was comprised mainly of a 12% increase in commercial loans, which was somewhat offset by a decline in mortgage loans due to a sale of loans in the third quarter of 2006. Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 24% to $2.5 billion at June 30, 2007. Again, 69% of the growth in such funding sources was due to the two acquisitions. Excluding the acquisitions, customer funding sources increased 7% over the second quarter of the prior year. Stockholders’ equity totaled $306.3 million at quarter-end, and represented 9.9% of total assets, compared to 8.8% at June 30, 2006.

The provision for loan and lease losses totaled $0.8 million for the second quarter of 2007 compared to $1.0 million for the second quarter of 2006 and $0.8 million for the linked quarter of 2007. The provision of loan and lease losses totaled $1.6 million for the first six months of 2007 compared to $2.0 million for the same period in 2006. The allowance for loan and lease losses represented 1.09% of outstanding loans at June 30, 2007. Non-performing assets increased $19.5 million compared to the prior year quarter, to $22.2 million at June 30, 2007, due primarily to one loan totaling $14.4 million which is well secured and on which management does not expect a loss.

The Company’s management will host a conference call to discuss its second quarter and year-to-date results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-407-8031; a password is not necessary. Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available at the Web site until 11:59 p.m. August 20, 2007. A telephone voice replay will also be available during that same time period at 877-660-6853. Please use pass code #286 and conference ID #246998 to access.

DETAILED REVIEW OF FINANCIAL RESULTS

Comparing the second quarter of 2007 and 2006, net interest income increased by $2.3 million, or 10%, due primarily to continued growth in the loan portfolio and higher loan yields, which were largely offset by increased rates on interest-bearing deposits and an increased use of time deposits to fund loan growth. These factors produced a net interest margin decrease to 4.08% in 2007 from 4.30% in 2006.

Noninterest income increased to $10.9 million in the second quarter of 2007 as compared to $9.4 million in 2006, an increase of 16%. Service charges on deposit accounts increased 35% due primarily to higher overdraft fees while gains on sales of mortgages increased 41% as origination volumes increased over the prior year period. Fees on sales of investment products increased 19% due to growth in sales of mutual funds and increased assets under management. Visa® check fees increased 17% reflecting continued growth in electronic transactions. These increases were somewhat offset by an 11% decline in insurance agency commissions due primarily to lower premium volume on commercial lines.

Noninterest expenses were $25.0 million in the second quarter of 2007 compared to $20.8 million in 2006, an increase of $4.2 million or 20%. This increase was driven mainly by $0.6 million in merger costs together with operating expenses of Potomac and County which combined to add $2.6 million in expenses for the quarter. Excluding expenses related to the acquisitions, noninterest expenses increased $1.5 million or 7% for the quarter. This increase in noninterest expenses, excluding the acquisitions, was due primarily to a 17% increase in occupancy costs and a 28% increase in other expenses due to higher professional and consulting fees. Intangibles amortization increased $0.3 million or 39% as a result of the two acquisitions.

Comparing the first six months of 2007 and 2006, net interest income increased by $3.2 million, or 7%, due primarily to continued growth in the loan portfolio and increased loan yields, which was offset in part by increased rates on interest bearing deposits and increased use of time deposits to fund loans. The net interest margin decreased to 4.08% in 2007 from 4.32% in 2006.

Noninterest income increased 13% for the first six months of 2007 compared to 2006. Service charges on deposit accounts increased 30% due mainly to higher overdraft fees mentioned above while income from bank owned life insurance grew by 23% due to higher rates and insurance policies added from the two acquisitions. Fees on sales of investment products increased 15% over the prior year due to higher sales of mutual funds and growth in assets under management. Insurance agency commissions also increased 11% for the year-to-date over 2006 due to higher contingency fees and commissions on physicians’ liability insurance while Visa® check fees increased 14%.

Noninterest expenses were $48.6 million in 2007 compared to $41.2 million in 2006, an increase of $7.4 million or 18%. This increase was primarily the result of $1.2 million in merger costs together with operating expenses of Potomac and County which together added $3.8 million in expenses for the six months. Excluding expenses related to the acquisitions, noninterest expenses increased $3.6 million or 9% over the prior year-to-date. This increase in noninterest expenses, excluding the acquisitions, was due primarily to an increase in occupancy costs and higher marketing expenses which increased over the prior year in accord with the Company’s strategic plan. In addition, other expenses increased 26% due primarily to higher professional and consulting fees as mentioned above. Intangibles amortization increased $0.3 million or 23% as a result of the two acquisitions.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.1 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the second largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Hunter R. Hollar, President & Chief Executive Officer, or
Philip J. Mantua, Executive V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
E-mail:    HHollar@sandyspringbank.com
PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2006, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2007	2006	Change	2007	2006	Change
Profitability for the period:
Net interest income	$26,199	$23,852	10	$50,214	$47,029	7
Provision for loan and lease losses	780	1,045	(25)	1,619	1,995	(19)
Noninterest income	10,873	9,395	16	21,779	19,241	13
Noninterest expenses	24,959	20,828	20	48,573	41,184	18
Income before income taxes	11,333	11,374	(0)	21,801	23,091	(6)
Net income	$8,169	8,095	1	$15,714	$16,435	(4)

Return on average assets	1.10%	1.27%		1.11%	1.31%
Return on average equity	11.45%	14.34%		11.69%	14.79%
Net interest margin	4.08%	4.30%		4.08%	4.32%
Efficiency ratio - GAAP based *	67.33%	62.65%		67.47%	62.15%
Efficiency ratio - traditional *	62.26%	57.81%		62.62%	57.36%

Per share data:
Basic net income	$0.51	$0.55	(7)	$1.00	$1.11	(10)
Diluted net income	0.51	0.54	(6)	1.00	1.10	(9)
Dividends declared	0.23	0.22	5	0.46	0.44	5
Book value	18.62	15.48	20	18.62	15.48	20
Tangible book value	12.76	13.81	(8)	12.76	13.81	(8)
Average fully diluted shares	16,069,771	14,884,677		15,735,503	14,886,115

At period-end:
Assets	$3,101,409	$2,588,528	20	$3,101,409	$2,588,528	20
Deposits	2,386,226	1,818,347	31	2,386,226	1,818,347	31
Loans and leases	2,165,008	1,781,964	21	2,165,008	1,781,964	21
Securities	490,371	588,552	(17)	490,371	588,552	(17)
Stockholders' equity	306,255	228,913	34	306,255	228,913	34

Capital and credit quality ratios:
Average equity to average assets	9.60%	8.84%		9.47%	8.88%
Allowance for loan and lease losses to loans and leases	1.09%	1.06%		1.09%	1.06%
Nonperforming assets to total assets	0.71%	0.10%		0.71%	0.10%
Annualized net charge-offs to average
loans and leases	0.05%	0.00%		0.02%	0.00%

* The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.
The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP-based and Traditional Efficiency Ratios
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Noninterest expenses–GAAP based	24,959	$20,828	48,573	$41,184
Net interest income plus noninterest income–
GAAP based	37,072	33,247	71,993	66,270

Efficiency ratio–GAAP based	67.33%	62.65%	67.47%	62.15%

Noninterest expenses–GAAP based	$24,959	$20,828	$48,573	$41,184
Less non-GAAP adjustment:
Amortization of intangible assets	1,031	742	1,833	1,484
Noninterest expenses–traditional ratio	23,928	20,086	46,740	39,700

Net interest income plus noninterest income–
GAAP based	37,072	33,247	71,993	66,270
Plus non-GAAP adjustment:
Tax-equivalency	1,364	1,499	2,649	2,941
Less non-GAAP adjustments:
Securities gains	4	1	6	1
Net interest income plus noninterest
income – traditional ratio	38,432	34,745	74,636	69,210

Efficiency ratio – traditional	62.26%	57.81%	62.62%	57.36%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
	June 30		December 31
	2007	2006	2006
Assets
Cash and due from banks	$60,816	$48,354	$54,945
Federal funds sold	57,083	11,258	48,978
Cash and cash equivalents	117,899	59,612	103,923

Interest-bearing deposits with banks	74,050	436	2,974
Residential mortgage loans held for sale (at fair value)	17,874	9,450	10,595
Investments available-for-sale (at fair value)	222,123	291,167	256,845
Investments held-to-maturity - fair value of $251,553
$282,438 and $273,206, respectively	248,463	279,221	267,344
Other equity securities	19,785	18,164	16,719

Total loans and leases	2,165,008	1,781,964	1,805,579
Less: allowance for loan and lease losses	(23,661)	(18,910)	(19,492)
Net loans and leases	2,141,347	1,763,054	1,786,087

Premises and equipment, net	54,318	45,616	47,756
Accrued interest receivable	16,850	13,894	15,200
Goodwill	77,457	12,606	12,494
Other intangible assets, net	18,878	12,173	10,653
Other assets	92,365	83,135	79,867
Total assets	$3,101,409	$2,588,528	$2,610,457

Liabilities
Noninterest-bearing deposits	$490,545	$420,744	$394,662
Interest-bearing deposits	1,895,681	1,397,603	1,599,561
Total deposits	2,386,226	1,818,347	1,994,223

Short-term borrowings	334,566	484,203	314,732
Other long-term borrowings	8,038	1,983	1,808
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	31,324	20,082	26,917
Total liabilities	2,795,154	2,359,615	2,372,680

Stockholders' Equity
Common stock -- par value $1.00; shares authorized
50,000,000; shares issued and outstanding 16,451,621
14,785,758 and 14,826,805, respectively	16,452	14,786	14,827
Additional paid in capital	86,669	26,565	27,869
Retained earnings	207,430	189,191	199,102
Accumulated other comprehensive income(loss)	(4,296)	(1,629)	(4,021)
Total stockholders' equity	306,255	228,913	237,777
Total liabilities and stockholders' equity	$3,101,409	$2,588,528	$2,610,457

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Interest income:
Interest and fees on loans and leases	$38,393	$31,287	$72,967	$60,145
Interest on loans held for sale	272	142	467	292
Interest on deposits with banks	401	4	491	14
Interest and dividends on securities:
Taxable	3,750	3,369	7,621	6,400
Exempt from federal income taxes	2,581	2,928	5,308	5,944
Interest on federal funds sold	617	143	1,054	255
Total interest income	46,014	37,873	87,908	73,050
Interest expense:
Interest on deposits	15,577	8,794	29,365	16,468
Interest on short-term borrowings	3,586	4,650	7,067	8,399
Interest on long-term borrowings	652	577	1,262	1,154
Total interest expense	19,815	14,021	37,694	26,021
Net interest income	26,199	23,852	50,214	47,029
Provision for loan and lease losses	780	1,045	1,619	1,995
Net interest income after provision for loan and lease losses	25,419	22,807	48,595	45,034
Noninterest income:
Securities gains	4	1	6	1
Service charges on deposit accounts	2,630	1,950	4,938	3,798
Gains on sales of mortgage loans	773	549	1,411	1,331
Fees on sales of investment products	906	763	1,706	1,481
Trust and investment management fees	2,361	2,196	4,642	4,312
Insurance agency commissions	1,438	1,618	4,128	3,726
Income from bank owned life insurance	693	567	1,377	1,120
Visa check fees	717	612	1,307	1,147
Other income	1,351	1,139	2,264	2,325
Total noninterest income	10,873	9,395	21,779	19,241
Noninterest expenses:
Salaries and employee benefits	13,776	12,730	27,210	25,201
Occupancy expense of premises	2,709	2,039	5,126	4,165
Equipment expenses	1,501	1,412	3,103	2,728
Marketing	675	472	1,204	813
Outside data services	1,077	833	2,003	1,614
Amortization of intangible assets	1,031	742	1,833	1,484
Other expenses	4,190	2,600	8,094	5,179
Total noninterest expenses	24,959	20,828	48,573	41,184
Income before income taxes	11,333	11,374	21,801	23,091
Income tax expense	3,164	3,279	6,087	6,656
Net income	$8,169	$8,095	$15,714	$16,435
Basic net income per share	$0.51	$0.55	$1.00	$1.11
Diluted net income per share	0.51	0.54	1.00	1.10
Dividends declared per share	0.23	0.22	0.46	0.44

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data	2007		2006
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$47,378	$43,179	$42,000	$41,695	$39,372	$36,619
Interest expense	19,815	17,879	16,770	15,896	14,021	12,000
Tax-equivalent net interest income	27,563	25,300	25,230	25,799	25,351	24,619
Tax-equivalent adjustment	1,364	1,285	1,625	1,677	1,499	1,442
Provision for loan and lease losses	780	839	250	550	1,045	950
Noninterest income	10,873	10,906	10,064	9,590	9,395	9,846
Noninterest expenses	24,959	23,614	22,218	21,694	20,828	20,356
Income before income taxes	11,333	10,468	11,201	11,468	11,374	11,717
Income tax expense	3,164	2,923	2,887	3,346	3,279	3,377
Net Income	8,169	7,545	8,314	8,122	8,095	8,340
Financial ratios:
Return on average assets	1.10%	1.12%	1.26%	1.24%	1.27%	1.36%
Return on average equity	11.45%	11.96%	13.75%	13.93%	14.34%	15.26%
Net interest margin	4.08%	4.07%	4.14%	4.25%	4.30%	4.35%
Efficiency ratio - GAAP based *	67.33%	67.62%	65.99%	64.35%	62.65%	61.64%
Efficiency ratio - traditional *	62.26%	63.01%	60.85%	59.20%	57.81%	56.91%
Per share data:
Basic net income	$0.51	$0.49	$0.56	$0.55	$0.55	$0.56
Diluted net income	$0.51	$0.49	$0.55	$0.55	$0.54	$0.56
Dividends declared	$0.23	$0.23	$0.22	$0.22	$0.22	$0.22
Book value	$18.62	$17.51	$16.04	$15.92	$15.48	$15.21
Tangible book value	$12.76	$13.11	$14.48	$14.30	$13.81	$13.61
Average fully diluted shares	16,069,771	15,400,865	14,940,873	14,915,454	14,884,677	14,924,571
Noninterest income breakdown:
Securities gains	$4	$2	$0	$0	$1	$0
Service charges on deposit accounts	2,630	2,308	2,201	1,904	1,950	1,848
Gains on sales of mortgage loans	773	638	929	718	549	782
Fees on sales of investment products	906	800	696	783	763	718
Trust and investment management fees	2,361	2,281	2,286	2,164	2,196	2,116
Insurance agency commissions	1,438	2,690	1,345	1,406	1,618	2,108
Income from bank owned life insurance	693	684	639	591	567	553
Visa check fees	717	590	631	603	612	535
Other income	1,351	913	1,337	1,421	1,139	1,186
Total	10,873	10,906	10,064	9,590	9,395	9,846
Noninterest expense breakdown:
Salaries and employee benefits	$13,776	$13,434	$12,695	$12,622	$12,730	$12,471
Occupancy expense of premises	2,709	2,417	2,153	2,175	2,039	2,126
Equipment expenses	1,501	1,602	1,364	1,384	1,412	1,316
Marketing	675	529	610	1,160	472	341
Outside data services	1,077	926	717	872	833	781
Amortization of intangible assets	1,031	802	740	743	742	742
Other expenses	4,190	3,904	3,939	2,738	2,600	2,579
Total	24,959	23,614	22,218	21,694	20,828	20,356

* The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.  The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data	2007		2006
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$427,252	$404,177	$390,852	$396,811	$386,805	$428,698
Residential construction loans	154,444	144,744	151,399	175,067	169,564	166,767
Commercial mortgage loans	660,004	621,692	509,726	505,181	461,708	425,392
Commercial construction loans	236,278	225,108	192,547	185,615	214,628	188,477
Commercial loans and leases	316,409	282,854	216,238	204,023	200,712	193,524
Consumer loans	370,621	357,607	344,817	348,793	348,547	341,490
Total loans and leases	2,165,008	2,036,182	1,805,579	1,815,490	1,781,964	1,744,348
Less: allowance for loan and lease losses	(23,661)	(22,186)	(19,492)	(19,433)	(18,910)	(17,860)
Net loans and leases	2,141,347	2,013,996	1,786,087	1,796,057	1,763,054	1,726,488
Goodwill	77,457	53,913	12,494	12,606	12,606	12,596
Other intangible assets, net	18,878	15,244	10,653	11,431	12,173	12,916
Total assets	3,101,409	2,945,477	2,610,457	2,600,633	2,588,528	2,501,752
Total deposits	2,386,226	2,274,322	1,994,223	1,947,850	1,818,347	1,839,355
Customer repurchase agreements	113,622	114,712	99,382	129,213	235,853	181,520
Total stockholders' equity	306,255	275,319	237,777	235,868	228,913	225,137
Quarterly average balance sheets:
Residential mortgage loans	$426,496	$406,886	$407,277	$405,430	$449,482	$427,609
Residential construction loans	151,785	151,194	162,084	172,873	167,632	161,649
Commercial mortgage loans	630,335	565,277	504,698	465,989	436,036	424,467
Commercial construction loans	239,299	203,371	189,027	218,798	206,419	186,606
Commercial loans and leases	300,325	246,218	205,582	199,968	196,093	188,747
Consumer loans	362,221	353,668	346,030	346,639	345,194	339,299
Total loans and leases	2,110,461	1,926,614	1,814,698	1,809,697	1,800,856	1,728,377
Securities	523,507	551,566	544,877	583,156	554,157	555,061
Total earning assets	2,711,225	2,518,797	2,416,120	2,407,185	2,367,100	2,294,665
Total assets	2,979,820	2,743,890	2,610,023	2,600,092	2,560,633	2,484,687
Total interest-bearing liabilities	2,212,376	2,048,323	1,937,685	1,934,668	1,895,652	1,821,530
Noninterest-bearing demand deposits	450,887	408,954	407,659	410,912	419,454	418,214
Total deposits	2,290,413	2,099,409	1,970,953	1,851,098	1,819,255	1,799,213
Customer repurchase agreements	109,187	101,805	120,597	212,123	196,359	167,620
Stockholders' equity	286,040	255,781	239,921	231,364	226,440	221,599
Capital and credit quality measures:
Average equity to average assets	9.60%	9.32%	9.19%	8.90%	8.84%	8.92%
Loan and lease loss allowance to loans and leases	1.09%	1.09%	1.08%	1.07%	1.06%	1.02%
Nonperforming assets to total assets	0.71%	0.24%	0.15%	0.15%	0.10%	0.12%
Annualized net (charge-offs) recoveries to
average loans and leases	0.05%	0.00%	(0.01)%	0.00%	0.00%	0.01%
Miscellaneous data:
Net (charge-offs) recoveries	($265)	$17	($191)	($27)	$5	$24
Nonperforming assets:
Non-accrual loans and leases	18,818	1,982	1,910	1,495	1,691	585
Loans and leases 90 days past due	3,347	5,084	1,823	2,346	988	2,473
Restructured loans and leases	0	0	0	0	0	0
Other real estate owned, net	0	0	182	0	0	0
Total nonperforming assets	22,165	7,066	3,915	3,841	2,679	3,058

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

	Three Months Ended June 30,
	2007			2006
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$426,496	$6,413	6.01%	$449,482	$6,458	5.74%
Residential construction loans	151,785	2,759	7.29	167,632	3,046	7.29
Commercial mortgage loans	630,335	11,602	7.39	436,036	7,857	7.20
Commercial construction loans	239,299	5,428	9.10	206,419	4,468	8.74
Commercial loans and leases	300,325	6,157	8.21	196,093	3,938	8.05
Consumer loans	362,221	6,306	6.98	345,194	5,662	6.58
Total loans and leases	2,110,461	38,665	7.34	1,800,856	31,429	7.00
Securities	523,507	7,695	5.91	554,157	7,796	5.68
Interest-bearing deposits with banks	30,642	401	5.26	481	4	3.06
Federal funds sold	46,615	617	5.31	11,606	143	4.95
TOTAL EARNING ASSETS	2,711,225	47,378	7.01%	2,367,100	39,372	6.68%

Less: allowance for loan and lease losses	(22,642)			(18,446)
Cash and due from banks	58,076			46,705
Premises and equipment, net	51,509			45,714
Other assets	181,652			119,560
Total assets	$2,979,820			$2,560,633

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$240,590	$213	0.35%	$233,156	$163	0.28%
Regular savings deposits	161,066	137	0.34	190,322	188	0.40
Money market savings deposits	615,235	5,761	3.76	363,123	2,557	2.82
Time deposits	822,635	9,466	4.62	613,200	5,886	3.85
Total interest-bearing deposits	1,839,526	15,577	3.40	1,399,801	8,794	2.52
Borrowings	372,850	4,238	4.56	495,851	5,227	4.23
TOTAL INTEREST-BEARING LIABILITIES	2,212,376	19,815	3.59	1,895,652	14,021	2.97

Noninterest-bearing demand deposits	450,887			419,454
Other liabilities	30,517			19,087
Stockholder's equity	286,040			226,440
Total liabilities and stockholders' equity	$2,979,820			$2,560,633

Net interest income and spread		$27,563	3.42%		$25,351	3.71%
Less: tax equivalent adjustment		1,364			1,499
Net interest income		26,199			23,852

Interest income/earning assets			7.01%			6.68%
Interest expense/earning assets			2.93			2.38
Net interest margin			4.08%			4.30%

* Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and a marginal state income tax rate of
6.55% (or a combined marginal federal and state rate of 39.26%) for 2007 and a marginal state income tax rate of 7.00% (or a combined marginal and federal and state rate of 39.55%) for 2006, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to
$5.5 million in 2007 and $6.0 million in 2006.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

	Six Months Ended June 30,
	2007			2006
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$416,745	$12,491	5.99%	$438,606	$12,592	5.74%
Residential construction loans	151,492	5,476	7.29	164,657	5,880	7.20
Commercial mortgage loans	597,986	21,851	7.37	430,283	15,200	7.11
Commercial construction loans	221,434	10,009	9.12	196,568	8,275	8.52
Commercial loans and leases	273,421	11,190	8.24	192,440	7,547	7.90
Consumer loans	357,968	12,417	6.99	342,263	10,943	6.45
Total loans and leases	2,019,046	73,434	7.32	1,764,817	60,437	6.89
Securities	537,458	15,578	5.88	554,606	15,285	5.60
Interest-bearing deposits with banks	18,885	491	5.25	718	14	3.93
Federal funds sold	40,153	1,054	5.29	10,941	255	4.71
TOTAL EARNING ASSETS	2,615,542	90,557	6.98%	2,331,082	75,991	6.57%

Less: allowance for loan and lease losses	(21,663)			(17,884)
Cash and due from banks	55,182			46,140
Premises and equipment, net	50,383			45,663
Other assets	161,646			117,795
Total assets	$2,861,090			$2,522,796

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$235,897	402	0.34%	$234,854	328	0.28%
Regular savings deposits	162,046	293	0.36	194,777	403	0.42
Money market savings deposits	581,373	10,735	3.72	367,380	4,906	2.69
Time deposits	786,087	17,935	4.60	593,441	10,831	3.68
Total interest-bearing deposits	1,765,403	29,365	3.35	1,390,452	16,468	2.39
Borrowings	365,401	8,329	4.59	468,343	9,553	4.11
TOTAL INTEREST-BEARING LIABILITIES	2,130,804	37,694	3.57	1,858,795	26,021	2.82

Noninterest-bearing demand deposits	430,036			418,838
Other liabilities	29,241			21,130
Stockholder's equity	271,009			224,033
Total liabilities and stockholders' equity	$2,861,090			$2,522,796

Net interest income and spread		$52,863	3.41%		$49,970	3.75%
Less: tax equivalent adjustment		2,649			2,941
Net interest income		50,214			47,029

Interest income/earning assets			6.98%			6.57%
Interest expense/earning assets			2.90			2.25
Net interest margin			4.08%			4.32%

* Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and a marginal state income tax rate of
6.55% (or a combined marginal federal and state rate of 39.26%) for 2007 and a marginal state income tax rate of 7.00% (or a combined marginal and federal and state rate of 39.55%) for 2006, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to
$5.3 million in 2007 and $5.9 million in 2006.